Exhibit 99.1
Backblaze Announces Second Quarter 2023 Financial Results

39% Revenue Growth in B2 Cloud Storage, 19% Revenue Growth Overall in Q2 2023

San Mateo, CA (August 8, 2023)—Backblaze, Inc. (Nasdaq: BLZE), the leading specialized storage cloud, today announced results for its second quarter ended June 30, 2023.

“In Q2 we were pleased to continue moving up-market, growing the number of customers generating over $50,000 in annual recurring revenue by 54% year-over-year and increasing engagement with other larger potential customers. We also signed our biggest computer backup deal ever with a leading global social media company,” said Gleb Budman, CEO of Backblaze. “We are excited to assist more businesses in moving out of the walled gardens of traditional cloud providers to an open cloud where customers are empowered to store and use data as they choose.”

Second Quarter 2023 Financial Highlights:

•Revenue of $24.6 million, an increase of 19% year-over-year (YoY).
•B2 Cloud Storage revenue was $10.8 million, an increase of 39% YoY.
•Computer Backup revenue was $13.8 million, an increase of 7% YoY.
◦Gross profit of $12.1 million, or 49% of revenue, compared to $11.1 million and 54% of revenue, in Q2 2022.
•Adjusted gross profit of $18.4 million, or 75% of revenue, compared to $15.9 million and 77% of revenue in Q2 2022.
•Net loss of $14.3 million compared to a net loss of $11.6 million in Q2 2022.
•Net loss per share of $0.41 compared to a net loss per share of $0.37 in Q2 2022.
•Adjusted EBITDA of $(1.8) million, or (7%) of revenue, compared to $(1.9) million and (9%) of revenue in Q2 2022.
•Non-GAAP net loss of $8.3 million compared to non-GAAP net loss of $7.2 million in Q2 2022.
•Non-GAAP net loss per share of $0.24 compared to a non-GAAP net loss per share of $0.23 in Q2 2022.
•Cash, short-term investments and restricted cash, non-current totaled $44.7 million as of June 30, 2023.

Second Quarter 2023 Operational Highlights:

•Annual recurring revenue (ARR) was $97.3 million, an increase of 18% YoY.
◦B2 Cloud Storage ARR was $43.5 million, an increase of 39% YoY.
◦Computer Backup ARR was $53.8 million, an increase of 5% YoY.
•Net revenue retention (NRR) rate was 110% compared to 114% in Q2 2022.
◦B2 Cloud Storage NRR was 121% compared to 127% in Q2 2022.
◦Computer Backup NRR was 103% compared to 107% in Q2 2022.
•Gross customer retention rate was 91% in Q2 2023 and Q2 2022.
◦B2 Cloud Storage gross customer retention rate was 90% in Q2 2023 and Q2 2022.
◦Computer Backup gross customer retention rate was 91% in Q2 2023 and Q2 2022.

Eliminated Dual-Class Share Structure

In July 2023, following approval by the Company’s Class B stockholders, all outstanding shares of Class B common stock were converted into shares of Class A common stock (on a 1:1 basis), thereby eliminating the Company’s dual-class share structure and providing all shareholders equal voting rights. The change underscores Backblaze’s commitment to good corporate governance and being a shareholder-friendly company by simplifying the capital structure and administration processes.

Recent Business Highlights:

•Drove Up-Market Momentum: Customers contributing over $50,000 in ARR grew 54% to 74 as of Q2 2023 from 48 as of Q2 2022
•Won Largest Computer Backup Customer: Most initial licenses purchased in a single contract, with a leading global social media company
•Overhauled Website: Launched new Content Management System to enable rapid optimization, enhance the customer onboarding experience, and help increase self-serve conversion rates
•Upgraded Developer Experience: Updated over 300 articles in newly developed resource hub, with upgraded API documentation to further support developers innovating on Backblaze’s Storage Cloud
•Enabled Disaster Recovery Solution: Built on Backblaze B2, Cloud Instant Business Recovery was developed with disaster recovery partner Continuity Centers to allow Veeam users access to enterprise grade disaster recovery services

Financial Outlook:

Based on information available as of the date of this press release,

For the third quarter of 2023 we expect:
•Revenue between $25.0 million to $25.4 million
•Adjusted EBITDA margin between (8)% to (4)%
•Basic weighted average shares outstanding of 36.5 million to 37.5 million shares

For full-year 2023 we expect:
•Revenue between $98 million to $102 million (unchanged)
•Adjusted EBITDA margin between (8.5)% to (4.5)% (improved versus the prior range of (10)% to (6)%)

Conference Call Information:

Backblaze will host a conference call today, August 8, 2023 at 1:30 p.m. PT (4:30 p.m. ET) to review its financial results.

Attend the webcast here: https://edge.media-server.com/mmc/p/bhjsu3u8
Register to listen by phone here: https://dpregister.com/sreg/10179186/f981290646

Phone registrants will receive dial-in information via email.

An archive of the webcast will be available shortly after its completion on the Investor Relations section of the Backblaze website at https://ir.backblaze.com.

About Backblaze

Backblaze makes it astonishingly easy to store, use, and protect data. The Backblaze Storage Cloud provides a foundation for businesses, developers, IT professionals, and individuals to build applications, host content, manage media, back up and archive data, and more. With over three billion gigabytes of data storage under management, the company currently works with over 500,000 customers in over 175 countries. Founded in 2007, the company is based in San Mateo, CA. For more information, please go to www.backblaze.com.

Cautionary Note Regarding Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which involve risks and uncertainties. These forward-looking statements are frequently identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” or other similar terms or expressions that relate to our future performance, expectations, strategy, plans or intentions, and include statements in the section titled “Financial Outlook” and statements regarding the use and impact of our IPO proceeds.

Our actual results could differ materially from those stated in or implied by the forward-looking statements in this press release due to a number of factors, including but not limited to: market competition, including competitors that may have greater size, offerings and resources; effectively managing growth; disruption in our service or loss of availability of customers’ data; cyberattacks; ability to attract and retain customers, including increasingly larger customers and the continued growth of data stored by our customers; continued growth consistent with historical levels; ability to offer new features on a timely basis; material defects or errors in our software; supply chain disruption; ability to maintain existing relationships with partners and to enter into new partnerships; ability to remediate and prevent material weaknesses in our internal controls over financial reporting; retention of key employees; the impact of a pandemic, war or other significant world or regional event on our business and the business of our customers, vendors, supply chain and partners; litigation and other disputes; and general market, political, economic, and business conditions. Further information on these and additional risks, uncertainties, assumptions, and other factors that could cause actual results or outcomes to differ materially from those included in or implied by the forward-looking statements contained in this release are included under the caption “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2022, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, and other filings and reports we make with the SEC from time to time.

The forward-looking statements made in this release reflect our views as of the date of this press release. We undertake no obligation to update any forward-looking statements in this press release, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

To supplement the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use non-GAAP adjusted gross margin and adjusted EBITDA margin. These non-GAAP financial measures exclude certain items and are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. We present these non-GAAP measures because management believes they are a useful measure of the company’s performance and provide an additional basis for assessing our operating results. Please see the appendix attached to this press release for a reconciliation of non-GAAP adjusted gross margin and adjusted EBITDA margin to the most directly comparable GAAP financial measures.

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses and other factors in the future. For example, stock-based compensation expense-related charges are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict with reasonable accuracy and subject to constant change.

Adjusted Gross Profit (and Margin)

We believe adjusted gross profit (and margin), when taken together with our GAAP financial results, provides a meaningful assessment of our performance and is useful to us for evaluating our ongoing operations and for internal planning and forecasting purposes.

We define adjusted gross margin as gross profit, exclusive of stock-based compensation expense, depreciation expense of our property and equipment, and amortization expense of capitalized internal-use software included within cost of revenue, as a percentage of adjusted gross profit to revenue. We exclude stock-based compensation, which is a non-cash item, because we do not consider it indicative of our core operating performance. We exclude depreciation expense of our property and equipment and amortization expense of capitalized internal-use software, because these may not reflect current or future cash spending levels to support our business. We believe adjusted gross margin provides consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations, as this metric eliminates the effects of depreciation and amortization.

Adjusted EBITDA

We define adjusted EBITDA as net loss adjusted to exclude depreciation and amortization, stock-based compensation, interest expense, investment income, income tax provision, and workforce reduction and related severance charges. We use adjusted EBITDA to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that adjusted EBITDA, when taken together with our GAAP financial results, provides meaningful supplemental information regarding our operating performance by excluding certain items that may not be indicative of our business, results of operations, or outlook. We consider adjusted EBITDA to be an important measure because it helps illustrate underlying trends in our business and our historical operating performance on a more consistent basis.

Non-GAAP Net Income (Loss)

We define non-GAAP net income (loss) as net income adjusted to exclude stock-based compensation and other items we deem non-recurring. We believe that non-GAAP net income (loss), when taken together with our GAAP financial results, provides meaningful supplemental information regarding our operating performance by excluding certain items that may not be indicative of our business, results of operations, or outlook.

Key Business Metrics:

Annual Recurring Revenue (ARR)

We define annual recurring revenue (ARR) as the annualized value of all Backblaze B2 and Computer Backup arrangements as of the end of a period. Given the renewable nature of our business, we view ARR as an important indicator of our financial performance and operating results, and we believe it is a useful metric for internal planning and analysis. ARR is calculated based on multiplying the monthly revenue from all Backblaze B2 and Computer Backup arrangements, which represent greater than 98% of our revenue for the periods presented (and excludes Physical Media revenue), for the last month of a period by 12. Our annual recurring revenue for Computer Backup and B2 Cloud Storage is calculated in the same manner as our overall annual recurring revenue based on the revenue from our Computer Backup and B2 Cloud Storage solutions, respectively.

Net Revenue Retention Rate (NRR)

Our overall net revenue retention rate (NRR) is a trailing four-quarter average of the recurring revenue from a cohort of customers in a quarter as compared to the same quarter in the prior year. We calculate our overall net revenue retention rate for a quarter by dividing (i) recurring revenue in the current quarter from any accounts that were active at the end of the same quarter of the prior year by (ii) recurring revenue in the current corresponding quarter from those same accounts. Our overall net revenue retention rate includes any expansion of revenue from existing customers and is net of revenue contraction and customer attrition, and excludes revenue from new customers in the current period. Our net revenue retention rate for Computer Backup and B2 Cloud Storage is calculated in the same manner as our overall net revenue retention rate based on the revenue from our Computer Backup and B2 Cloud Storage solutions, respectively.

Gross Customer Retention Rate

We use gross customer retention rate to measure our ability to retain our customers. Our gross customer retention rate reflects only customer losses and does not reflect the expansion or contraction of revenue we earn from our existing customers. We believe our high gross customer retention rates demonstrate that we serve a vital service to our customers, as the vast majority of our customers tend to continue to use our platform from one period to the next. To calculate our gross customer retention rate, we take the trailing four-quarter average of the percentage of cohort of customers who were active at the end of the quarter in the prior year that are still active at the end of the current quarter. We calculate our gross customer retention rate for a quarter by dividing (i) the number of accounts that generated revenue in the last month of the current quarter that also generated recurring revenue during the last month of the corresponding quarter in the prior year, by (ii) the number of accounts that generated recurring revenue.

Customers

We define a customer at the end of any period as a distinct account, as identified by a unique account identifier, that has paid for our cloud services, which makes up substantially all of our user base.

Investors Contact
James Kisner, CFA
Vice President, Investor Relations and Financial Planning
ir@backblaze.com

Mimi Kong
Director, Investor Relations and Corporate Development
ir@backblaze.com

Press Contact
Jeanette Foster
Communications Manager
press@backblaze.com

BACKBLAZE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	June 30,	December 31,
	2023	2022
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$5,886	$6,690
Accounts receivable, net	826	856
Short-term investments, net	30,933	58,733
Prepaid expenses and other current assets	7,081	8,120
Total current assets	44,726	74,399
Restricted cash, non-current	7,833	4,306
Property and equipment, net	51,581	49,375
Operating lease right-of-use assets	5,672	6,881
Capitalized internal-use software, net	24,260	16,704
Other assets	483	793
Total assets	$134,555	$152,458
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,456	$3,283
Accrued expenses and other current liabilities	5,805	9,418
Finance lease liabilities and lease financing obligations, current	18,179	18,531
Operating lease liabilities, current	1,372	2,130
Deferred revenue, current	23,230	22,912
Total current liabilities	51,042	56,274
Finance lease liabilities and lease financing obligations, non-current	14,585	15,487
Operating lease liabilities, non-current	4,358	5,032
Deferred revenue, non-current	2,552	2,611
Debt facility, non-current	7,833	4,306
Total liabilities	$80,370	$83,710
Commitments and contingencies
Stockholders’ Equity
Class A common stock, $0.0001 par value; 113,000,000 shares authorized as of June 30, 2023 and December 31, 2022, respectively; 22,901,289 and 16,198,333 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively.	2	2
Class B common stock, $0.0001 par value; 37,000,000 shares authorized as of June 30, 2023 and December 31, 2022, respectively; 13,083,212 and 17,195,404 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively.	2	2
Additional paid-in capital	173,372	156,485
Accumulated deficit	(119,191)	(87,741)
Total stockholders’ equity	54,185	68,748
Total liabilities and stockholders’ equity	$134,555	$152,458

BACKBLAZE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(unaudited)
Revenue	$24,589	$20,688	$47,983	$40,178
Cost of revenue	12,538	9,556	24,963	19,237
Gross profit	12,051	11,132	23,020	20,941
Operating expenses:
Research and development	9,925	8,400	20,458	16,341
Sales and marketing	9,875	8,369	20,434	16,398
General and administrative	6,165	5,182	12,842	10,710
Total operating expenses	25,965	21,951	53,734	43,449
Loss from operations	(13,914)	(10,819)	(30,714)	(22,508)
Investment income	519	120	1,129	195
Interest expense	(942)	(913)	(1,865)	(1,861)
Loss before provision for income taxes	(14,337)	(11,612)	(31,450)	(24,174)
Income tax benefit	—	(37)	—	(69)
Net loss	$(14,337)	$(11,575)	$(31,450)	$(24,105)
Net loss per share, basic and diluted	$(0.41)	$(0.37)	$(0.91)	$(0.78)
Weighted average shares used in computing net loss per share attributable to Class A and Class B common stockholders, basic and diluted	35,149,000	31,182,914	34,539,229	30,864,199

BACKBLAZE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended June 30,
	2023	2022
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(31,450)	$(24,105)
Adjustments to reconcile net loss to net cash used in operating activities:
Net accretion of discount on investment securities	(966)	(172)
Noncash lease expense on operating leases	1,293	1,129
Depreciation and amortization	11,864	9,361
Stock-based compensation	10,712	8,181
(Gain) loss on disposal of assets and other adjustments	(1)	10
Changes in operating assets and liabilities:
Accounts receivable	30	(82)
Prepaid expenses and other current assets	941	(211)
Other assets	134	(49)
Accounts payable	(245)	(757)
Accrued expenses and other current liabilities	(1,600)	(858)
Deferred revenue	259	519
Operating lease liabilities	(1,399)	(1,089)
Other long-term liabilities	—	(69)
Net cash used in operating activities	(10,428)	(8,192)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of marketable securities	(9,734)	(92,667)
Maturities of marketable securities	38,500	12,000
Proceeds from disposal of property and equipment	78	—
Purchases of property and equipment, net	(4,719)	(1,501)
Capitalized internal-use software costs	(7,098)	(2,838)
Net cash provided by (used in) investing activities	17,027	(85,006)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on finance leases and lease financing obligations	(9,734)	(7,212)
Payments of deferred offering costs	—	(658)
Proceeds from debt facility	3,529	—
Principal payments on insurance premium financing	(1,024)	—
Employee payroll taxes paid related to net settlement of equity awards	—	(130)
Proceeds from exercises of stock options	2,182	2,063
Proceeds from ESPP	1,171	1,529
Net cash used in financing activities	(3,876)	(4,408)
Net increase (decrease) in cash, restricted cash and restricted cash, non-current	2,723	(97,606)
Cash and restricted cash at beginning of period	11,165	105,012
Cash, restricted cash and restricted cash, non-current at end of period	$13,888	$7,406
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$1,816	$1,888
Cash paid for income taxes	$58	$26
Cash paid for operating lease liabilities	$1,458	$1,184
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Stock-based compensation included in capitalized internal-use software	$2,030	$1,005
Accrued bonus settled in restricted stock units	$1,848	$—
Accrued bonus classified as stock-based compensation	$929	$1,043
Equipment acquired through finance lease and lease financing obligations	$8,705	$11,595
Accruals related to purchases of property and equipment	$224	$698
Lease liabilities arising from right-of-use assets upon adoption of ASC 842	$—	$5,220
Assets obtained in exchange for operating lease obligations	$268	$—
Receivable recorded due to stock option exercises pending settlement	$29	$—
RECONCILIATION OF CASH AND RESTRICTED CASH
Cash	$5,886	$7,237
Restricted cash - included in prepaid expenses and other current assets	$169	$—
Restricted cash - included in other assets	$—	$169
Restricted cash, non-current	$7,833	$—
Total cash, restricted cash and restricted cash, non-current	$13,888	$7,406

BACKBLAZE, INC.
RECONCILIATION OF GAAP TO NON-GAAP DATA
(unaudited)

Adjusted Gross Profit and Adjusted Gross Margin

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(in thousands, except percentages)
Gross profit	$12,051	$11,132	$23,020	$20,941
Adjustments:
Stock-based compensation	387	348	803	624
Depreciation and amortization	5,985	4,377	11,555	9,047
Adjusted gross profit	$18,423	$15,857	$35,378	$30,612
Gross margin	49%	54%	48%	52%
Adjusted gross margin	75%	77%	74%	76%

Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(in thousands, except percentages)
Net loss	$(14,337)	$(11,575)	$(31,450)	$(24,105)
Adjustments:
Depreciation and amortization	6,131	4,570	11,864	9,433
Stock-based compensation(1)	4,884	4,346	10,587	8,181
Interest expense and investment income	423	793	736	1,666
Income tax benefit	—	(37)	—	(69)
Workforce reduction and related severance charges	1,147	—	3,604	—
Adjusted EBITDA	$(1,752)	$(1,903)	$(4,659)	$(4,894)
Adjusted EBITDA margin	(7)%	(9)%	(10)%	(12)%
(1) $125 thousand of stock-based compensation expense is classified as Workforce reduction and related severance charges in the table above as it was incurred as part of our restructuring program.

Non-GAAP Net Loss

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(in thousands, except share and per share data)
Net loss	$(14,337)	$(11,575)	$(31,450)	$(24,105)
Adjustments:
Stock-based compensation(1)	4,884	4,346	10,587	8,181
Workforce reduction and related severance charges	1,147	—	3,604	—
Non-GAAP net loss	$(8,306)	$(7,229)	$(17,259)	$(15,924)
Non-GAAP net loss per share, basic and diluted	$(0.24)	$(0.23)	$(0.50)	$(0.52)
Weighted average shares used in computing net loss per share attributable to Class A and Class B common stockholders, basic and diluted	35,149,000	31,182,914	34,539,229	30,864,199
(1) $125 thousand of stock-based compensation expense is classified as Workforce reduction and related severance charges in the table above as it was incurred as part of our restructuring program.

BACKBLAZE, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(unaudited)
Stock-based Compensation

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(In thousands, unaudited)
Cost of revenue	$387	$348	$803	$624
Research and development	1,788	1,683	3,921	3,238
Sales and marketing	1,717	1,233	3,869	2,367
General and administrative	992	1,082	2,119	1,952
Total stock-based compensation expense	$4,884	$4,346	$10,712	$8,181